Exhibit 99.1

South32 and Trilogy Metals to form Upper Kobuk Mineral Projects Joint Venture

VANCOUVER, Dec. 19, 2019 /CNW/ - South32 Limited (ASX, LSE, JSE: S32; ADR: SOUHY) ("South32") and Trilogy Metals Inc. (TSX, NYSE American: TMQ) ("Trilogy Metals") announced today that South32 has exercised its option to acquire a 50% interest in a joint venture company ("Joint Venture") that will own the Upper Kobuk Mineral Projects ("UKMP") located in northwest Alaska. Trilogy Metals will contribute all of its assets associated with the UKMP and South32 will contribute US$145 million to the Joint Venture. Establishment of the Joint Venture is expected to occur in February 2020 and follows an initial exploration partnership between South32 and Trilogy Metals over three field seasons to advance both parties' geological understanding of the UKMP.

Following formation, the Joint Venture will retain US$87.5 million of the US$145 million subscription payment to fund its activities and exploration programs with the balance of US$57.5 million loaned back to South32. The loan will be repaid in instalments, on notice by the Joint Venture as required to advance development studies, resource drilling and regional exploration programs.

South32 Chief Executive Officer, Graham Kerr said, "Investing in exploration to create shareholder value is integral to our Group's strategy. Forming the UKMP Joint Venture will be another important milestone as we reshape and improve our portfolio, by adding high-quality copper and base metals development options. The decision to exercise the option follows a successful exploration partnership with Trilogy Metals and is an exciting step forward."

"We look forward to furthering our partnership with Trilogy Metals and NANA Regional Corporation, the Iñupiat-owned Alaska Native corporation in the region, as we work together to advance the Arctic and Bornite deposits and further test the significant regional potential across the Ambler Mining District."

Trilogy Metals Interim President and Chief Executive Officer, James Gowans said, "Having the support and partnership from a senior mining company like South32 – both in terms of their financial support and technical expertise – is tremendous for Trilogy Metals. The Ambler Mining District has great potential that we expect will finally be realised with the formation of the Joint Venture and when the Ambler Mining District Industrial Access Project, providing key infrastructure access, is approved. We are very excited to advance this partnership."

"This joint venture is an investment in the future – not only for the UKMP but for NANA shareholders and the people of Alaska," said NANA Regional Corporation, Inc ("NANA") president and CEO Wayne Westlake. "Continued exploration offers opportunities for economic growth, allowing NANA to further fulfill our mission to improve the quality of life for our people."

About UKMP

The UKMP is located in the Ambler Mining District in Alaska and includes the high grade, polymetallic Arctic deposit, the Bornite copper deposit and a highly prospective regional exploration portfolio.

Figure 1: Upper Kobuk Mineral Projects, Alaska (CNW Group/Trilogy Metals Inc.)

Arctic is a polymetallic volcanogenic massive sulphide (VMS) style deposit that has a reported reserve and resource1 in accordance with National Instrument 43-101 (NI 43-101). Current activities at Arctic are focused on advancing development studies and permitting, following release of a pre-feasibility study by Trilogy Metals in April 2018. Bornite is a carbonate hosted copper deposit that has a reported resource2 in accordance with NI 43-101. The 2020 field season will include further exploration drilling at Bornite and regional activity across the highly prospective Ambler VMS and carbonate hosted copper belts.

South32 expects to release initial JORC compliant Mineral Resource estimates for Arctic and Bornite in the March quarter 2020 following establishment of the Joint Venture. South32 cautions that the NI 43-101 Mineral Resources for Arctic and Bornite published by Trilogy Metals are foreign estimates and are not reported in accordance with the JORC Code. A Competent Person has not done sufficient work to classify the NI 43-101 Mineral Resources and Mineral Reserves as JORC Code Mineral Resources and Ore Reserves respectively in accordance with the JORC Code. It is uncertain that following evaluation and/or further exploration work that the NI 43-101 Mineral Resources and Mineral Reserves will be able to be reported as Mineral Resources and Ore Reserves in accordance with the JORC Code.

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[1] Refer to Trilogy Metals press release dated 6 April 2018
[2] Refer to Trilogy Metals press release dated 5 June 2018

About NANA

NANA is a for-profit Alaska Native corporation formed as a result of the Alaska Native Claims Settlement Act (ANCSA) of 1971. NANA manages 2.3 million acres of land located in northwest Alaska, largely above the Arctic Circle, and is owned by more than 14,500 Iñupiat shareholders, or descendants, who live or have roots in the region. In October 2011, Trilogy Metals and NANA entered into an agreement to consolidate their landholdings into the land package that hosts the UKMP and established a framework for co-operative development of their respective interests by formation of a joint venture or royalty payment mechanism.

About South32

South32 is a globally diversified mining and metals company. We produce bauxite, alumina, aluminium, energy and metallurgical coal, manganese, nickel, silver, lead and zinc at our operations in Australia, Southern Africa and South America. We are also the owner of a high grade zinc, lead and silver development option in North America and have several partnerships with junior explorers with a focus on base metals. Our purpose is to make a difference by developing natural resources, improving people's lives now and for generations to come, and to be trusted by our owners and partners to realise the potential of their resources.

About Trilogy

Trilogy Metals is a metals exploration and development company focused on exploring and developing the Ambler mining district located in north-western Alaska. It is one of the richest and most-prospective known copper-dominant districts located in one of the safest geopolitical jurisdictions in the world. It hosts world-class polymetallic VMS deposits that contain copper, zinc, lead, gold and silver, and carbonate replacement deposits which have been found to host high-grade copper and cobalt mineralization. Exploration efforts have been focused on two deposits in the Ambler mining district - the Arctic VMS deposit and the Bornite carbonate replacement deposit. Both deposits are located within the Company's land package that spans approximately 143,000 hectares. The Company has an agreement with NANA, a Regional Alaska Native Corporation that provides a framework for the exploration and potential development of the Ambler mining district in cooperation with local communities. Our vision is to develop the Ambler mining district into a premier North American copper producer.

Approved for release by Nicole Duncan, Company Secretary, South32
JSE Sponsor:  UBS South Africa (Pty) Ltd

Further information on South32 can be found at www.south32.net and further information on Trilogy Metals can be found at www.trilogymetals.com.

Forward-looking statements

This press release includes certain "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of applicable securities legislation, including, but not limited to, statements regarding the completion of the transactions contemplated herein, the timing of the establishment of the Joint Venture, the realisation of the value in the mining district related to the Joint Venture and the final structure thereof and access road and the use of proceeds from the contribution payment by South32 and the timing of the release of the JORC compliant Mineral Resource estimates. These forward-looking statements reflect expectations at the date of this release; however, they are not guarantees or predictions of future performance. They involve known and unknown risks, uncertainties and other factors, many of which are beyond our control, and which may cause actual results to differ materially from those expressed in the statements contained in this release. Readers are cautioned not to put undue reliance on forward-looking statements. Except as required by applicable laws or regulations, neither Trilogy Metals nor South32 undertakes to publicly update or review any forward-looking statements, whether as a result of new information or future events. Past performance cannot be relied on as a guide to future performance.

Important factors that could cause actual results to differ materially from Trilogy Metals' expectations include risks related to the negotiation and settlement of definitive documentation and the satisfaction or waiver of conditions precedent to the establishment of the Joint Venture and other risks and uncertainties disclosed in Trilogy Metals' Annual Report on Form 10-K for the year ended November 30, 2018 filed with the Canadian securities regulatory authorities and with the United States Securities and Exchange Commission and in other Trilogy Metals reports and documents filed with applicable securities regulatory authorities from time to time.

Mineral Resources and Reserves – clarifying statements

The estimates of Mineral Resources and Mineral Reserves for Arctic and Bornite are foreign estimates under the ASX Listing Rules reported in accordance with NI 43-101 and filed on SEDAR (www.sedar.com) on 6 April 2018 and 20 July 2018 respectively.

In accordance with NI 43-101, Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of mineral resources will be converted to Mineral Reserves. Inferred Mineral Resources are based on limited drilling which suggests the greatest uncertainty for a resource estimate and that geological continuity is only implied. Additional drilling will be required to verify geological and mineralisation continuity and there is no certainty that all of the Inferred Resources will be converted to Measured and Indicated Resources. Quantity and grades are estimates and are rounded to reflect the fact that the resource estimate is an approximation.

The categories of Mineral Resource classification used are in accordance with NI 43-101. NI 43-101 is a 'qualifying foreign estimate' (Chapter 19, ASX Listing Rules) and has similar categories of resource classification as the JORC Code (Appendix 5A, ASX Listing Rules).

Reliability of estimate: South32 has experience of managing similar operations to Arctic and Bornite. South32's key technical and operational personnel have conducted site visits to Arctic and Bornite. Trilogy Metals provided information used to estimate Mineral Resources to South32 for review.

The basis for the estimates as provided to South32 consists of a geological database incorporating geology, analytical results and surface topography. Mining and processing recoveries are based on the NI 43-101 reports on Arctic (filed 6 April 2018) and Bornite (filed 20 July 2018) which are available on SEDAR (www.sedar.com).

South32 believes that the information provided is the most recent publicly available.

Canadian standards, including NI 43-101, differ significantly from the current requirements of the SEC, and information on mineral deposits contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource" does not equate to the term "reserves", and the requirements for "reserves" under NI 43-101 are also not the same as those under SEC rules. Under U.S. standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources", "indicated mineral resources" or "inferred mineral resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. U.S. investors should also understand that "inferred mineral resources" have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. Accordingly, information concerning mineral deposits set forth in this press release may not be comparable with information made public by companies that report in accordance with U.S. standards.

Competent persons' statement

In accordance with ASX listing rule 5.12, Tracy Fouet, a Competent Person, employee of South32 and a Chartered Professional and Member of the Australasian Institute of Mining and Metallurgy, confirms the information in this market announcement that relates to the Arctic and Bornite NI 43-101 foreign estimates filed on SEDAR (www.sedar.com) on 6 April 2018 and 20 July 2018 are accurate representations of the available data and studies provided to South32 by Trilogy Metals. Ms Fouet has sufficient relevant experience for the styles of mineralisation and types of deposits under consideration to qualify as a Competent Person as defined in the 2012 Edition of the Australasian Code for the Reporting of Exploration Results, Mineral Resources and Ore Reserves (JORC Code). Ms Fouet consents to the inclusion in the report of the matters based on their information in the form and context in which it appears.

Qualified Persons

Andrew W. West, Certified Professional Geologist, Exploration Manager for Trilogy Metals, is a Qualified Person as defined by National Instrument 43-101. Mr. West has reviewed the scientific and technical information in this news release on behalf of Trilogy Metals and approves the disclosure contained herein.

South32 (CNW Group/Trilogy Metals Inc.)

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SOURCE Trilogy Metals Inc.

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For further information: South32 Investor Relations: Alex Volante, T +61 8 9324 9029, M +61 403 328 408, E Alex.Volante@south32.net; Tom Gallop, T +61 8 9324 9030, M +61 439 353 948, E Tom.Gallop@south32.net; South32 Media Relations: Rebecca Keenan, T +61 8 9324 9364, M +61 402 087 055, E Rebecca.Keenan@south32.net; Jenny White, T +44 20 7798 1773, M +44 7900 046 758, E Jenny.White@south32.net; Trilogy Contacts: Patrick Donnelly, T +1 604 630 3569, E patrick.donnelly@trilogymetals.com; Elaine Sanders, T +1 604 630 3573, E elaine.sanders@trilogymetals.com

CO: Trilogy Metals Inc.

CNW 20:00e 19-DEC-19